EXHIBIT 10.39

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to the Registration Rights Agreement (this “Amendment”) is made and entered into effective November 18, 2025 (the “Amendment Effective Date”) between USBC, Inc., a Nevada corporation (the “Company”), and Goldeneye 1995 LLC, a Nevada limited liability company (the “Required Holder”). Capitalized terms not defined herein shall have the same meaning as set forth in the Registration Rights Agreement.

RECITALS:

WHEREAS, the Company and certain investors signatory thereto, including the Required Holder, entered into the Registration Rights Agreement dated as of September 19, 2025 (the “Registration Rights Agreement”);

WHEREAS, Section 10 of the Registration Rights Agreement provides that any provision of the Registration Rights Agreement may be amended with the written consent of the Company and the Holder(s) of at least a majority of the Registrable Securities and shall include the Buyer so long as the Buyer or any of its Affiliates holds any Registrable Securities;

WHEREAS, the Company and the Required Holder wish to amend the Registration Rights Agreement in order to extend the date of the Effectiveness Deadline; and

WHEREAS, the Required Holder is the Buyer and currently holds at least a majority of the Registrable Securities.

NOW, THEREFORE, for due and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. The definition of Effectiveness Deadline in Section 1 of the Registration Rights Agreement shall be amended and restated as follows:

““Effectiveness Deadline” means on or prior to the earlier of (a) the sixtieth (60th) calendar day after the Filing Date if the SEC reviews the Registration Statement or (b) the thirtieth (30th) calendar day after the Filing Date if the SEC does not review the Registration Statement; provided, however, that the Effectiveness Deadline shall be tolled by one calendar day for each calendar day that the SEC is closed due to a shutdown of the United States government.”

2. Except as modified by this Amendment, all other terms and conditions in the Registration Rights Agreement shall remain in full force and effect and this Amendment shall be governed by all provisions thereof. No reference to this Amendment need be made in any instrument or document making reference to the Registration Rights Agreement; any reference to the Registration Rights Agreement in any such instrument or document shall be deemed a reference to the Registration Rights Agreement as amended hereby. The Registration Rights Agreement, as amended hereby, shall be binding upon the parties thereto and their respective assigns and successors.

3. This Amendment may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY: USBC, INC.

By:	/s/ Kitty Payne
Name:	Kitty Payne
Title:	Chief Financial Officer

REQUIRED HOLDER: GOLDENEYE 1995 LLC

By:	/s/ Robert Gregory Kidd
Name:	Robert Gregory Kidd
Title:	Manager

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